Exhibit 10.2

FORM OF PATENT ASSIGNMENT

WHEREAS, CEN Biotech Inc., (hereinafter the "Assignor"), a corporation incorporated pursuant to the laws of Ontario, Canada, having a place of business at 300-3295 Quality Way, Windsor, Ontario, N8T 3R9 Canada, has acquired the entire right, title and interest in and to the patent listed on the attached SCHEDULE A; and

WHEREAS, Emergence Global Enterprises Inc., (hereinafter the "Assignee"), a corporation incorporated pursuant to the laws of British Columbia, Canada, having a place of business at 14 Centre Street, Essex, Ontario, N8M 1N9, Canada, desires to acquire the patent listed on the attached SCHEDULE A;

WHEREAS, Assignor has no non-U.S. patent applications and no non-U.S. issued patents corresponding to the U.S. patent listed on the attached SCHEDULE A;

WHEREAS, Assignor and Assignee have entered into that certain Patent Purchase Agreement dated on or about the same date as this patent assigmnent agreement;

NOW, THEREFORE, in consideration of good and valuable consideration paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby:

1.    Agrees to sell, assign, transfer, and convey and hereby does sell, assign, transfer, and convey unto Assignee, the full, entire and exclusive right, title, and interest in the United States of America and throughout the world, including the right to claim priority under the laws of the United States, the Paris Convention, and any foreign countries, to the patent, any patent registrations, and patent applications listed in SCHEDULE A ("Patent Rights"), including all rights to sue for past infringement, the same to be held and enjoyed by Assignee, its successors and assigns, in and throughout the United States of America, its territories and all foreign countries, including but not limited to Assignor's right, title, and interest in and to the invention(s) described in said Patent Rights and such letters patent as may issue from patent applications included within the Patent Rights, including but not limited to non-provisionals, continuations, divisionals, reissues, reexaminations, extensions, and substitutions of said application(s) or such patents, and all priority rights appertaining thereto, said Patent Rights to be held and enjoyed by said Assignee for its own use and behalf and for its successors, assigns, and legal representatives, to the full end of the term for which said letters patent may be granted as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made.

2.    Agrees to sell, assign, transfer and convey and hereby does sell, assign, transfer and convey tmto Assignee, all claims for damages or other remedies by reason of past infringement of the patent and the right to sue for and collect such damages for its own use, the same to be held and enjoyed by Assignee for its own use and enjoyment and the use and enjoyment of its successors, assigns or other legal representatives to the full ends of the terms for which the patent is granted or reissued as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

3.    Assignor hereby authorizes the Commissioner of Patents and Trademarks of the United States of America and the empowered officials of all other governments to issue any and all patents on said inventions or resulting from said applications, or any divisions thereof, to Assignee as assignee thereof.

4.    Assignor hereby binds itself, its legal representatives, and assigns, to do, upon Assignee's request and at Assignee's expense, but without additional consideration to Assignor hereby or them, all acts reasonably serving to assure that the said patent application and the patent listed in the attached Schedule A, shall be held and enjoyed by Assignee as fully and entirely as the same could have been held and enjoyed by Assignor, its legal representatives, and assigns if this assignment has not been made, and particularly to execute and deliver to Assignee all lawful application documents including petitions, specifications, and oaths, and all assignments, disclaimers, and lawful affidavits in form and substance as may be reasonably requested by Assignee; to communicate to Assignee all facts known to Assignor relating to said patent application and patent or the history thereof; to furnish Assignee with any and all documents, photographs, models, samples, and other physical exhibits in the possession or control of Assignor, its legal representatives, or assigns which may be useful for establishing the facts of conception, disclosures, and reduction to practice of said patent application and patent; and to testify as to the same in any interference or other litigation.

IN WITNESS WHEREOF, I have hereunto set my hand this            day of               2022.

For CEN Biotech Inc., an Ontario Canada Corporation

By:

Printed Name:  Brian S. Payne Job Title: CEO

A Certificate of Acknowledgement is attached hereto.

SCHEDULE A

ASSIGNED UNITED STATES

ISSUED PATENT

NUMBER	TITLE	STATUS	DATE
8,723,425	LIGHT EMITTING DIODE DRIVER CIRCUIT	Issued US Patent	Patent issued on May 13, 2014